UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 28, 2006
(Date of Report; date of earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	20-1770738 (I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
During the preparation of its 2005 Annual Report on Form 10-K, management of Residential Capital Corporation (“ResCap”) became aware of an issue related to the classification and presentation of cash flows for certain mortgage loans in its Consolidated Statements of Cash Flows. Specifically, it was discovered that cash outflows related to certain mortgage loan originations and purchases were not appropriately classified as either operating cash flows or investing cash flows consistent with management’s original designation as loans held for sale or loans held for investment. In addition, proceeds from sales and repayments related to certain mortgage loans, which initially were classified as mortgage loans held for investment and subsequently transferred to mortgage loans held for sale, were reported as operating cash flows instead of investing cash flows in ResCap’s Consolidated Statements of Cash Flows, as required by Statement of Financial Accounting Standards No. 102 Statement of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale. Finally, certain non-cash proceeds and transfers were not appropriately presented in the Consolidated Statements of Cash Flows or the supplemental disclosures to the Consolidated Statements of Cash Flows.
Solely as a result of this determination with respect to the Consolidated Statements of Cash Flows, on March 27, 2006, management recommended to the Audit Committee of ResCap that the consolidated financial statements for the years ended December 31, 2004 and 2003 and the related financial information for those periods and the interim condensed consolidated financial statements for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004 and the related financial information for those periods should no longer be relied upon and should be restated to reflect the correct classification of the cash flows for the activities mentioned above. The Audit Committee agreed with management’s recommendation.
The restatement of the aforementioned information will have no impact on previously reported total cash and cash equivalents. In addition, the restatement will have no effect on ResCap’s Consolidated Statements of Income (including, but not limited to, net income), Consolidated Balance Sheets or Consolidated Statements of Changes in Stockholder’s Equity for any period.
The Audit Committee has discussed this matter with its independent registered public accounting firm, PricewaterhouseCoopers LLP.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION (Registrant)
By:	/s/ DAVEE L. OLSON
Davee L. Olson
Chief Financial Officer

Date: March 28, 2006